UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 1, 2005

NORTHLAND CRANBERRIES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16130	39-1583759
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2321 West Grand Avenue, P.O. Box 8020, Wisconsin Rapids, Wisconsin 54495-8020
(Address of principal executive offices, including zip code)

(715) 424-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        Certain members of management of Northland Cranberries, Inc. (the “Company”) received cash performance bonuses in recognition of services rendered in connection with prior recent sales of assets, including the February 2005 sale of the Company’s branded juice business and the May 2005 sale of nine of the Company’s cranberry marshes. Those members of management include, among others, three of the Company’s named executive officers, including (i) John Swendrowski, Chairman and Chief Executive Officer, who received a bonus of $128,120 ($51,404 of which was paid on August 1 with the remainder of $76,716 paid on August 11); (ii) Kenneth A. Iwinski, Vice President-Legal and Secretary, who received a bonus of $71,597 ($28,726 of which was paid on August 1 with the remainder of $42,871 paid on August 11, 2005); and (iii) William J. Haddow, Vice President – Grower Relations, who received a bonus of $71,597 ($28,726 of which was paid on August 1 with the remainder of $42,871 paid on August 11, 2005).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHLAND CRANBERRIES, INC.
Date: August 11, 2005	By: /s/ Nigel J. Cooper
Nigel J. Cooper
Vice President - Finance